LETTER OF CREDIT
                                       AND
                             REIMBURSEMENT AGREEMENT

                                 by and between

                         DOLLAR TREE DISTRIBUTION, INC.


                                       and

                            FIRST UNION NATIONAL BANK

                             Dated as of May 1, 1998







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                                TABLE OF CONTENTS

             (This Table of Contents is not a part of the Agreement
                but rather is for convenience of reference only.)




                                    ARTICLE I

                                   DEFINITIONS
                                                                           Page
1.1      Definitions.........................................................1

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

2.1      Incorporation.......................................................9
2.2      Power and Authority................................................10
2.3      Financial Condition................................................10
2.4      Title to Assets....................................................10
2.5      Contingent Liabilities.............................................10
2.6      Litigation.........................................................11
2.7      Taxes..............................................................11
2.8      Contract or Restriction............................................11
2.9      Trademarks, Franchises and Licenses................................11
2.10     No Default.........................................................11
2.11     Governmental Authority.............................................11
2.12     No Untrue Statements...............................................11
2.13     ERISA Requirements.................................................12
2.14     Pollution and Environmental Control; Hazardous Substances..........12
2.15     Project Site.......................................................12
2.16     Labor Relations....................................................12

                                   ARTICLE III

                        REIMBURSEMENT AND OTHER PAYMENTS

3.1      Letter of Credit...................................................12
3.2      Reimbursement and Other Payments...................................13
3.3      Tender Advances....................................................13
3.4      Commission and Fees................................................14
3.5      Increased Costs Due to Change in Law...............................15
3.6      Computation........................................................15
3.7      Payment Procedure..................................................15

                                       i

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3.8      Business Days......................................................15
3.9      Reimbursement of Expenses..........................................15
3.10     Extension of Expiration Date.......................................16
3.11     Obligations Absolute...............................................16

                                   ARTICLE IV

                                    SECURITY

4.1      Security...........................................................17
4.2      Insurance Required.................................................17
4.3      General Requirements Applicable to Insurance.......................17
4.4      Advances by Bank...................................................18
4.5      Application of Net Proceeds of Insurance...........................18
4.6      Requisitions from the Project Fund; Covenants Relating to
         Construction.......................................................18

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

5.1      Repayment of Obligations...........................................19
5.2      Performance Under Reimbursement Agreement and Security
         Instruments........................................................19
5.3      Financial and Business Information about the Borrower..............19
5.4      Notice of Certain Events...........................................20
5.5      Corporate Existence................................................21
5.6      Payment of Indebtedness; Performance of Other Obligations..........21
5.7      Payment of Trade Accounts Payable, Etc.............................22
5.8      Maintenance of Insurance...........................................22
5.9      Maintenance of Books and Records; Inspection.......................22
5.10     Comply with ERISA..................................................22
5.11     Consolidated Omnibus Budget Reconciliation Act.....................23
5.12     Maintenance of Properties; Conduct of Business.....................23
5.13     Provision of Information about the Project.........................23
5.14     Taxes and Liens....................................................23
5.15     Observe all Laws...................................................24
5.16     Redemption of Bonds................................................24
5.17     Year 2000..........................................................24

                                   ARTICLE VI

                               NEGATIVE COVENANTS

6.1      Merger and Dissolution; Sale of Assets.............................25
6.2      Acquisitions.......................................................25
6.3      Indebtedness.......................................................25
6.4      Liens and Encumbrances.............................................26
6.5      Transactions With Related Persons..................................26

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6.6      Restrictions on Dividends, etc.....................................26
6.7      Sale and Leaseback.................................................26
6.8      New Business.......................................................26
6.9      Subsidiaries or Partnerships.......................................26
6.10     Hazardous Wastes...................................................26
6.11     Fiscal Year........................................................27
6.12     Consolidated Tangible Net Worth....................................27
6.13     Capital Expenditures...............................................27
6.14     Current Ratio......................................................27
6.15     Funded Debt to EBITDA Ratio........................................28
6.16     Operating Cash Flow to Debt Service Ratio..........................28

                                   ARTICLE VII

                   CONDITIONS TO ISSUANCE OF LETTER OF CREDIT

7.1      Conditions to Issuance.............................................28
7.2      Additional Conditions Precedent to Issuance of the Letter of
         Credit.............................................................29
7.3      Conditions Precedent to Each Tender Advance........................30

                                  ARTICLE VIII

                                     DEFAULT

8.1      Events of Default..................................................30
8.2      No Remedy Exclusive................................................32

                                   ARTICLE IX

                                  PLEDGED BONDS

9.1      The Pledge.........................................................32
9.2      Remedies Upon Default..............................................33
9.3      Valid Perfected First Lien.........................................34
9.4      Release of Pledged Bonds...........................................34

                                    ARTICLE X

                                  MISCELLANEOUS

10.1     Indemnification....................................................35
10.2     Transfer of Letter of Credit.......................................36
10.3     Reduction of Letter of Credit......................................36
10.4     Liability of the Bank..............................................36
10.5     Successors and Assigns.............................................36
10.6     Notices............................................................37
10.7     Amendment..........................................................37

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



10.8     Effect of Delay and Waivers........................................37
10.9     Counterparts.......................................................38
10.10    Severability.......................................................38
10.11    Payment of Expenses................................................38
10.12    Reserved...........................................................38
10.13    Governing Law......................................................38
10.14    References.........................................................38
10.15    Taxes, Etc.........................................................38
10.16    Consent to Jurisdiction............................................38
10.17    Arbitration; Remedies..............................................39
10.18    Indirect Means.....................................................40


Exhibit A - Irrevocable Letter of Credit....................................A-1
Exhibit B - List of Subsidiaries............................................B-1
Exhibit C - Form of Borrower's Counsel Opinion..............................C-1
Exhibit D - Form of Bond Counsel Reliance Letter............................D-1

                              LETTER OF CREDIT AND
                             REIMBURSEMENT AGREEMENT


         THIS LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of May 1, 1998 (the "Agreement" or "Reimbursement Agreement"), is by and between DOLLAR TREE DISTRIBUTION, INC., a Virginia corporation (the "Borrower") and FIRST UNION NATIONAL BANK, a national banking association organized and existing under the laws of the United States with its principal offices located in Charlotte, North Carolina (the "Bank");


                              W I T N E S S E T H:

         WHEREAS, arrangements have been made pursuant to a Trust Indenture dated as of May 1, 1998 between Mississippi Business Finance Corporation (the "Issuer") and AmSouth Bank, as Trustee (the "Trustee") (as amended, the "Indenture") for the issuance and sale by the Issuer of its Mississippi Business Finance Corporation Incremental Taxable Variable Rate Demand Revenue Bonds in the original aggregate principal amount of $19,000,000 (the "Bonds"); and

         WHEREAS, the proceeds from the sale of the Bonds have been loaned to the Borrower pursuant to a Loan Agreement dated as of May 1, 1998, between the Issuer and the Borrower (as amended or supplemented, the "Loan Agreement"); and

         WHEREAS, in order to enhance the marketability of the Bonds, the Borrower has requested that the Bank issue an irrevocable direct-pay letter of credit in the form attached hereto as Exhibit A (such letter of credit or any successor or substitute letter of credit issued by the Bank or its successor herein individually and collectively called the "Letter of Credit") in an amount of up to $19,304,521, of which $19,000,000 will support the principal of the Bonds, and $304,521 will support up to 45 days' interest on the Bonds at an assumed rate of 13% per annum;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, including the covenants, terms and conditions hereinafter appearing, and to induce the Bank to issue the Letter of Credit, the Borrower does hereby covenant and agree with the Bank as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. All words and terms defined in Article I of the Loan Agreement shall have the same meanings in this Agreement, unless otherwise specifically defined herein. The terms defined in this Article I have, for all purposes of this Agreement, the meanings specified hereinabove or in this Article, unless defined elsewhere herein or the context clearly requires otherwise.

         "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 5% of the voting securities of such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership or voting securities, by contract or otherwise. Notwithstanding anything herein to the contrary, for purposes of this Agreement, the term "Affiliate" shall not include DTS or any of its Subsidiaries.

         "Agreement" means this Letter of Credit and Reimbursement Agreement, as the same may from time to time be amended, modified or supplemented in accordance with the terms hereof.

         "Bankruptcy Code" means 11 U.S.C. ss. 101 et seq., as amended.

         "Bond Documents" means, collectively, the Loan Agreement, the Note, the Indenture, the Bonds, the Remarketing Agreement, the Placement Agreement and the Placement Memorandum, as the same may be amended, modified or supplemented from time to time in accordance with their respective terms.

         "Business Day" means any day not a Saturday, Sunday or legal holiday, on which commercial banks in Charlotte, North Carolina are open for business.

         "Capitalized Lease" means any lease under which DTS or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are capitalized or are required to be capitalized on the balance sheet of the lessee or obligor in accordance with Generally Accepted Accounting Principles.

         "Cash Equivalents" means (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 90 days from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 90 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, (iii) time deposits and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by S&P or at least A2 or the equivalent thereof by Moody's, (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause
(iii) above, and

(v) money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

          "Commission Payment Date" shall have the meaning set forth in Section 3.4(a).

         "Commitment Letter" means that certain commitment letter from the Bank to the Borrower dated February 12, 1998, and accepted and executed by the Borrower on or before the date of issuance of the Bonds, along with any supplements and addenda thereto.

         "Consistent Basis" means, in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preceding period, except as to any changes consented to by the Bank.

         "Consolidated Capital Expenditures" means, for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with Generally Accepted Accounting Principles, be included on the consolidated statement of cash flows of DTS and its Subsidiaries for such period as additions to equipment, fixed assets, real property or improvements or other capital assets (including, without limitation, Capital Lease obligations); provided, however, that Capital Expenditures shall not include any such expenditures for replacements and substitutions for capital assets, to the extent made with the proceeds of insurance.

         "Consolidated Current Assets" means, at any time, all assets of DTS and its Subsidiaries which would, in accordance with Generally Accepted Accounting Principles, be classified as current assets, but excluding (i) accounts with respect to products, goods and/or services which were delivered or performed by DTS or any of its Subsidiaries more than ninety (90) days prior to such date, and (ii) the assets described in subparagraphs (a) through (f) of the definition of Consolidated Tangible Net Worth.

         "Consolidated Current Liabilities" means, at any time, all liabilities of DTS and its Subsidiaries which would, in accordance with Generally Accepted Accounting Principles, be classified as current liabilities.

         "Consolidated EBITDA" means, for any period, the aggregate of (i) the Consolidated Net Income (or Deficit) of DTS and its Subsidiaries for such period, plus (ii) the sum of interest expense, federal, state, local and other income taxes, depreciation, amortization of intangible assets, and other noncash expenses or charges reducing income for such period, all to the extent taken into account in the calculation of such Consolidated Net Income (or Deficit) for such period, minus (iii) the sum of extraordinary or nonrecurring gains (including in connection with the sale or write-up of assets) and other noncash credits increasing income for such period, all to the extent taken into account in the calculation of such Consolidated Net Income (or Deficit) for such period.

         "Consolidated Funded Debt" means, at any time, the outstanding balances of all Indebtedness for borrowed money or other extensions of Credit of DTS and its Subsidiaries on a consolidated basis (other than with respect to intercompany Indebtedness), plus Capitalized Leases.

         "Consolidated Net Income (or Deficit)" means, with respect to any fiscal period, the consolidated net income (or deficit) of DTS and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with Generally Accepted Accounting Principles.

         "Consolidated Operating Cash Flow" means, with respect to any fiscal period, the sum (determined with respect to the same period and without duplication) of (a) Consolidated EBITDA minus (b) Capital Expenditures made or incurred during such period plus (c) Rents payable during such period.

         "Consolidated   Tangible  Net  Worth"  means  the  difference   between
Consolidated Total Assets and Consolidated Total Liabilities, less the sum of:

                  (a) the total book value of all assets of DTS and its Subsidiaries properly classified as intangible assets under Generally Accepted Accounting Principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, unamortized debt discount and expenses, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing, but not including goodwill in an amount up to $75,000,000 resulting from the acquisition of operating businesses by DTS or a subsidiary after the date hereof; plus

                  (b) all amounts representing any write-up in the book value of any assets of DTS or its Subsidiaries resulting from a revaluation thereof subsequent to December 31, 1997; plus

                  (c) to the extent not already deducted, all reserves; plus

                  (d) the value of any minority interests in Subsidiaries; plus

                  (e) the aggregate amount of all loans made by DTS or any Subsidiary to any officer, employee, or shareholder of DTS or any Subsidiary; plus

                  (f) assets located, and notes and receivables due from obligors domiciled, outside of the United States of America (excluding inventory in transit)

         "Consolidated Total Assets" means, at any date, all assets of DTS and its Subsidiaries that, in accordance with Generally Accepted Accounting Principles, should be classified as assets on a consolidated balance sheet of DTS and its Subsidiaries.

         "Consolidated Total Liabilities" means, at any date, all liabilities of DTS and its Subsidiaries that, in accordance with Generally Accepted Accounting Principles, should be classified as liabilities on the consolidated balance sheet of DTS and its Subsidiaries.

         "Credit Agreement" means that certain Amended and Restated Revolving Credit Agreement dated as of September 27, 1996 among the Borrower, the Guarantors and the financial institutions parties thereto from time to time, as the same is or has been amended, modified, supplemented or restated from time to time.

         "Date of Issuance" means the date of issuance of the Letter of Credit.

         "Debt Service" means, for any period, the sum of (i) the aggregate (without duplication) of all principal and interest paid or payable by DTS and its Subsidiaries during such period in respect of Indebtedness (including, without limitation, the Bonds and Capitalized Leases, but excluding payments on intercompany Indebtedness), plus (ii) Distributions made during such period, plus (iii) Rents paid during such period, in each case determined in accordance with Generally Accepted Accounting Principles.

         "Distribution" means, with respect to any Person, the declaration or payment of any dividend on or in respect of any shares of any class of capital stock, other than (a) dividends payable solely in shares of common stock of such Person and (b) the payment of cash in lieu of the distribution of fractional shares in the event of any stock dividend or stock split; the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly by such Person through a Subsidiary of such Person or otherwise, unless such capital stock shall be redeemed or reacquired through the exchange of such stock with stock of the same class, and except for the redemption, repurchase, or acquisition of stock of the Borrower or Dollar Tree Management, Inc. by DTS; the return of capital by such Person to its shareholders as such; or any other distribution (whether of such or other property) on or in respect of any shares of any class of capital stock of such Person.

         "DTS" means Dollar Tree Stores, Inc.

         "Eminent Domain" means the taking of title to, or the temporary use of, the Collateral or any part thereof pursuant to eminent domain or condemnation proceedings, or any voluntary conveyance of any part of the Collateral during the pendency of, or as a result of a threat of, such proceedings.

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

         "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substance.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, including any rules and regulations promulgated thereunder.

         "Event of Default" has the meaning specified in Article VIII hereof.

         "Expiration Date" means May 19, 1999, the expiration date of the Letter of Credit, as such date may be extended pursuant to the terms of Section 3.10 hereof.

         "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board and its predecessors or pronouncements of the American Institute of Certified Public Accountants or those principles of accounting which have other substantial authoritative support and are applicable in the circumstances as of the date of application, as such principles are from time to time supplemented or amended.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantors" means DTS, Dollar Tree Management, Inc., and any other material subsidiary of DTS or the Borrower from time to time, and any successor or assign permitted under the Guaranty.

         "Guaranty" means the Guaranty Agreement dated as of May 1, 1998 by and between the Guarantors and the Bank, as the same may be amended, restated or supplemented as therein permitted.

         "Hazardous Substances" means any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) the presence of which require investigation or response under any Environmental Law, (iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Indebtedness" means all obligations, contingent and otherwise, that in accordance with Generally Accepted Accounting Principles should be classified upon the consolidated balance sheet of DTS and its Subsidiaries as liabilities, or to which reference should be made by footnotes thereto including in any event and whether or not so classified: (i) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of DTS and its Subsidiaries, and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments; (iii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iv) all guarantees, endorsements (other than endorsements in the ordinary course of business of negotiable instruments or documents for deposit or collection) and other contingent obligations whether direct or indirect in respect of indebtedness of others or otherwise, including any obligations with respect to puts, swaps, and other similar undertakings, any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; (v) that portion of all obligations arising under Capital Leases that is required to be capitalized on the consolidated balance sheet of DTS and its Subsidiaries; and (vi) all redeemable preferred stock of DTS or its Subsidiaries valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

         "Note" means the promissory note of the Borrower dated as of May 1, 1998 in the principal amount of $19,000,000, issued by the Borrower to the Issuer, as such promissory note may be further amended, restated, modified or supplemented.

         "Permitted Dividends" means cash dividends in an aggregate amount per year not to exceed fifty percent (50%) of Consolidated Net Income during the twelve-month period ending on the last day of the fiscal quarter immediately preceding the dividend declaration.

         "Permitted Intercompany Distribution" means a Distribution from the Borrower to a Guarantor, or from a Guarantor to the Borrower or another Guarantor.

         "Permitted Liens" means any of the following liens securing any indebtedness of Borrower, its Subsidiaries or the Guarantors on their property, real or personal, whether now owned or hereafter acquired:

                  (a) liens securing intercompany Indebtedness;

                  (b) liens on properties to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations that are not overdue or that the Borrower, a Guarantor or any Subsidiary is contesting in good faith by appropriate proceedings and with due diligence;

                  (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (d) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 6.3;

                  (e) liens   of   carriers,   warehousemen,   mechanics   and
         materialmen, and other like liens on properties in existence less than 40 days from the date of creation thereof in respect of obligations that are not overdue or that the Borrower, a Guarantor or any Subsidiary is contesting in good faith by appropriate proceedings and with due diligence;

                  (f) encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower, a Guarantor or any Subsidiary is a party, and other minor liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, any Guarantor or any Subsidiary, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower, any Guarantor or any Subsidiary individually or of DTS and its Subsidiaries on a consolidated basis;

                  (g) presently outstanding liens listed on Schedule 6.4 hereto;

                  (h) any extension, renewal or refunding of any Lien permitted hereunder; and

                  (i) liens in favor of the Bank under this Agreement, the Bond Documents or the Loan Documents (as defined in the Credit Agreement).

         "Person" means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision or instrumentality thereof.

         "Prime Rate" means the rate of interest designated by the Bank from time to time as its prime commercial rate with any change in said prime commercial rate to be effective as to the

Borrower as of the day of the relevant change in said prime commercial rate. The Prime Rate is not intended to be the lowest rate of interest charged by the Bank in connection with the extension of credit to its customers. The Bank reserves the right to make loans to its customers bearing interest at rates which are at, above or below the Prime Rate.

         "Rents" means all consideration paid in the ordinary course of business by DTS and its Subsidiaries to any Person for the use or occupation of property under any operating lease to which DTS or any of its Subsidiaries is the lessee or obligor, determined in accordance with Generally Accepted Accounting Principles.

          "State" means the State of North Carolina.

         "Subsidiary" means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation
(irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless the context indicates otherwise, all references herein to Subsidiaries are references to Subsidiaries of the Borrower (excluding Dollar Tree Properties, Inc.).

         "Tender Advance" has the meaning assigned to that term in Section 3.3 of this Agreement.

         "Tender Draft" has the meaning assigned to that term in the Letter of Credit.

         "Termination Date" means the last day a drawing is available under the Letter of Credit.

         "Trustee" means any Person or group of Persons at the time serving as trustee under the Indenture.


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         The Borrower represents and warrants to the Bank (which representations and warranties shall survive the delivery of the documents mentioned herein and the issuance of the Letter of Credit) that:

         2.1 Incorporation. Each of the Borrower, its Subsidiaries and the Guarantors is a corporation duly organized, existing and in good standing under the laws of the state of its incorporation, has the power to own its properties and to carry on its business as now being conducted, and is duly qualified as a foreign entity to do business in every jurisdiction in which the nature of its business makes such qualification necessary and is in good standing in each such jurisdiction, except where such qualification or good standing is not material to the business of the Borrower, its Subsidiaries and the Guarantors, taken as a whole.

         2.2 Power and Authority. Each of the Borrower, its Subsidiaries and the Guarantors is duly authorized under all applicable provisions of law to execute, deliver and perform this Agreement and the Guaranty, and all corporate action on its part required for the lawful execution, delivery and performance hereof and thereof has been duly taken; and this Agreement and the Guaranty, upon the due execution and delivery hereof or thereof, will be the valid and binding obligation of the Borrower enforceable in accordance with its terms. Neither the execution of this Agreement or the Guaranty, nor the fulfillment of or compliance with the provisions and terms hereof or thereof, will (A) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under, the Articles of Incorporation, Bylaws or any other organizational documents of the Borrower or any Subsidiary, or any agreement or instrument to which the Borrower or any Subsidiary is now a party or any applicable law, regulation, judgment, writ, order or decree to which the Borrower, any Subsidiary or any of their respective properties are subject, or (B) create any lien, charge or encumbrance upon any of the property or assets of the Borrower or any Subsidiary pursuant to the terms of any agreement or instrument to which the Borrower or any Subsidiary is a party or by which it or any of its properties, are bound.

         2.3 Financial Condition. The consolidated balance sheet of DTS and its Subsidiaries for the fiscal year ended as of December 31, 1997 and the related consolidated statements of income and statement of cash flows for the year then ended, copies of which have been furnished to the Bank, are correct and complete in all material respects and fairly present the financial condition of DTS and its Subsidiaries as at the date of said balance sheet and the results of their operations for such period. Neither DTS nor any of its Subsidiaries has any material direct or contingent liabilities as of the date of this Agreement which are not provided for or reflected in the balance sheet dated December 31, 1997, or referred to in notes thereto. All such financial statements have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis maintained throughout the period involved. There has been no material adverse change in the business, properties or condition, financial or otherwise, of the Borrower, DTS or the Subsidiaries of either since December 31, 1997.

         2.4 Title to Assets. DTS and its Subsidiaries have good and marketable title to their respective properties and assets, including the properties and assets reflected in the most recent financial statements and notes thereto described in Section 2.3 hereof, except for such assets as have been disposed of since the date of said financial statements in the ordinary course of business or as are no longer useful in the conduct of business, and all such properties and assets are free and clear of all liens, mortgages, pledges, encumbrances or charges of any kind except liens reflected in such financial statements or otherwise permitted hereunder.

         2.5 Contingent Liabilities. Neither the Borrower nor any Subsidiary or Guarantor has guaranteed any obligations of others or, to the best of the Borrower's knowledge, is contingently liable in any manner, direct or indirect, except (i) with respect to intercompany Indebtedness or (ii) as otherwise permitted hereunder.

         2.6 Litigation. Except as set forth on Schedule 2.6 hereto, there are no pending or, to the best of the Borrower's knowledge, threatened actions, suits or proceedings before any court, arbitrator or governmental or administrative body or agency which may materially adversely affect the properties, business or condition, financial or otherwise, of the Borrower, any Subsidiary or any Guarantor.

         2.7 Taxes. Except as set forth on Schedule 2.7 hereto, each of the Borrower, its Subsidiaries and the Guarantors has filed or properly extended all tax returns required to be filed by it and all material taxes due with respect thereto have been paid, and no controversy in respect of additional taxes, state, federal or foreign, of the Borrower, any Subsidiary, or any Guarantor is pending, or, to the knowledge of the Borrower, threatened.

         2.8 Contract or Restriction. Neither the Borrower nor any Subsidiary or Guarantor is a party to or bound by any contract or agreement or subject to any charter or other corporate restrictions, or subject to the renegotiation of any contract, which does or may materially and adversely affect its business, properties or condition, financial or otherwise.

         2.9 Trademarks, Franchises and Licenses. Each of the Borrower, its Subsidiaries and the Guarantors owns, possesses, or has the right to use all necessary patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its businesses as now conducted, without known material conflict with any patent, license, franchise, trademark, trade name, or copyright of any other Persons, except where such failure would not have a material adverse effect on the Borrower, Subsidiary, or Guarantor, as applicable.

         2.10 No Default. Neither the Borrower, any Guarantor nor any Subsidiary is in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained in any agreement or instrument to which it is a party, including, without limitation, the Credit Agreement, except where such default would not have a material adverse effect on the Borrower, the Subsidiaries and the Guarantors, taken as a whole.

         2.11 Governmental Authority. The Borrower has received the written approval of all Governmental Authorities, if any, necessary to carry out the terms of this Agreement, and no further governmental consents or approvals are required in the making or performance of this Agreement or the Guaranty by the Borrower, its Subsidiaries and the Guarantors.

         2.12 No Untrue Statements. Neither this Agreement nor any reports, schedules, certificates, information, exhibits, agreements or instruments heretofore or simultaneously with the execution of this Agreement delivered to the Issuer, the Bank or the Trustee by the Borrower or any Subsidiary or Guarantor in connection with the negotiation of this Agreement or the issuance and sale of the Bonds contains any material misrepresentation or untrue statement of any material fact or omits to state any material fact necessary to make this Agreement or any such reports, schedules, certificates, information, exhibits, agreements or instruments not materially misleading.

         2.13 ERISA Requirements. Neither the Borrower nor any Subsidiary or Guarantor has incurred any material accumulated funding deficiency within the meaning of ERISA, or incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any employee pension benefit plan established or maintained by it or by any Person under common control with any of them (within the meaning of Section 414(c) of the Internal Revenue Code of 1986, as amended, or of Section 4001(b) of ERISA), or in which employees of any of them are entitled to participate; and no Reportable Event (as defined in ERISA) in connection with any such plan has occurred or is continuing, except where such incurrence or Reportable Event would not have a material adverse effect on the Borrower, its or Subsidiaries and the Guarantors, taken as a whole, as applicable.

         2.14 Pollution and Environmental Control; Hazardous Substances. Each of the Borrower, its Subsidiaries and the Guarantors has obtained all material permits, licenses and other authorizations which are required under, and is in material compliance with, all Environmental Laws. Neither the Borrower nor any Subsidiary or Guarantor, nor to the Borrower's best knowledge any previous owner of any real property owned or occupied by the Borrower or any Subsidiary or any Guarantor, has disposed of any Hazardous Substances on any portion of any such real property.

         2.15 Project Site. The construction and operation of the Project, as described in the plans and specifications therefor heretofore furnished to the Bank, complies in all material respects with presently existing or amended zoning and other land use restrictions affecting the Project Site, including without limitation any restrictive covenants.

         2.16 Labor Relations. Neither the Borrower nor any Subsidiary is engaged in any unfair labor practice that could have a material adverse effect on its business, property or condition (financial or otherwise). There is no significant strike, labor dispute, slowdown or stoppage pending against the Borrower or any Subsidiary or Guarantor or, to the best knowledge of the Borrower, threatened against any of them.


                                   ARTICLE III

                        REIMBURSEMENT AND OTHER PAYMENTS

         3.1 Letter of Credit. The Bank agrees, on the terms and conditions hereinafter set forth, to issue and deliver the Letter of Credit in favor of the Trustee in substantially the form of Exhibit A attached hereto upon fulfillment of the applicable conditions set forth in Article VII hereof. The Bank agrees that any and all payments under the Letter of Credit will be made with the Bank's own funds.

         3.2 Reimbursement and Other Payments.  Except as otherwise provided in
Section 3.3 below, the Borrower shall pay to the Bank:

                  (a) on or before 4:00 P.M. (Charlotte, North Carolina time) on the date that any amount is drawn under the Letter of Credit, (so long as the Borrower receives notice of the amount of such draw by 11:00 a.m. Charlotte time on the date of such draw) a sum (together with interest on such sum from the date such amount is drawn until the same is paid, at the rate per annum provided in clause (b) of this Section 3.2) equal to such amount so drawn under the Letter of Credit plus, to the extent permitted by applicable law, any and all reasonable charges and expenses which the Bank may pay or incur relative to the Letter of Credit;

                  (b) on demand, interest on any and all amounts remaining unpaid by the Borrower when due hereunder from the date such amounts become due until payment thereof in full, at a fluctuating interest rate per annum equal at all times to the lesser of the Prime Rate plus two percent (2%) or the highest lawful rate permitted by applicable law;

                  (c) on demand, any and all reasonable expenses incurred by the Bank in enforcing any rights under this Agreement and the Guaranty; and

                  (d) on demand, all charges, commissions, costs and expenses set forth in Sections 3.4, 3.5 and 3.9 hereof.

         3.3      Tender Advances.

                  (a) If the Bank shall make any payment of that portion of the purchase price corresponding to principal and interest of the Bonds drawn under the Letter of Credit pursuant to a Tender Draft and the conditions set forth in Section 7.3 shall have been fulfilled, such payment shall constitute a tender advance made by the Bank to the Borrower on the date and in the amount of such payment (a "Tender Advance"); provided that if the conditions of said Section 7.3 have not been fulfilled, the amount so drawn pursuant to the Tender Draft shall be payable in accordance with the terms of Section 3.2(a) above. Notwithstanding any other provision hereof, the Borrower shall repay the unpaid amount of each Tender Advance, together with all unpaid interest thereon, on the earlier to occur of: (i) such date as any Bonds purchased pursuant to a Tender Draft are resold as provided in
         Section 3.3(d) hereof; (ii) on the date one year following the date of such Tender Advance; or (iii) the Termination Date. The Borrower may prepay the outstanding amount of any Tender Advance in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid. The Borrower shall notify the Bank prior to 11:00 A.M. Charlotte, North Carolina time on the date of such prepayment of the amount to be prepaid.

                  (b) The Borrower shall pay interest on the unpaid amount of each Tender Advance from the date of such Tender Advance until such amount is paid in full, payable monthly, in arrears, on the first day of each month during the term of each Tender

         Advance and on the date such amount is paid in full, at a fluctuating interest rate per annum in effect from time to time equal to the Prime Rate, provided that the unpaid amount of any Tender Advance which is not paid when due shall bear interest at the lower of the Prime Rate plus two percent (2%) or the highest rate permitted by applicable law, payable on demand and on the date such amount is paid in full.

                  (c) Pursuant to Article IX, the Borrower has agreed that, in accordance with the terms of the Indenture, Bonds purchased with proceeds of any Tender Draft shall be delivered by the Tender Agent to the Bank or its designee to be held by the Bank or its designee in pledge as collateral securing the Borrower's payment obligations to the Bank hereunder. Bonds so delivered to the Bank or its designee shall be registered in the name of the Borrower, as provided for in Section 9.1.

                  (d) Prior to or simultaneously with the resale of Pledged Bonds, the Borrower shall prepay the then outstanding Tender Advances (in the order in which they were made) by paying to the Bank an amount equal to the sum of (A) the amounts advanced by the Bank pursuant to the corresponding Tender Drafts relating to such Bonds, plus (B) the aggregate amount of accrued and unpaid interest on such Tender Advances. Such payment shall be applied by the Bank in reimbursement of such drawings (and as prepayment of Tender Advances resulting from such drawings in the manner described above), and, upon receipt by the Bank of a certificate completed and signed by the Trustee in substantially the form of Annex F to the Letter of Credit, the Borrower irrevocably authorizes the Bank to rely on such certificate and to reinstate the Letter of Credit in accordance therewith. Funds held by the Tender Agent as a result of sales of the Pledged Bonds by the Remarketing Agent shall be paid to the Bank by the Tender Agent to be applied to the amounts owing by Borrower to the Bank pursuant to this paragraph
         (d). Upon payment to the Bank of the amount of such Tender Advance to be prepaid, together with accrued interest on such Tender Advance to the date of such prepayment on the amount to be prepaid, the principal amount outstanding of Tender Advances shall be reduced by the amount of such prepayment and interest shall cease to accrue on the amount prepaid.

         3.4      Commission and Fees.

                  (a) The Borrower shall pay to the Bank a fee or commission at the rate of 0.18% per annum on the amount available to be drawn under the Letter of Credit (computed on the date that such commission is payable) from and including the Date of Issuance until the Termination Date, payable: (i) as to the first year of the initial period for which the Letter of Credit is issued, on the Date of Issuance; and (ii) thereafter, annually in advance on the anniversary of the Date of Issuance (each of the dates described in (i) and (ii), a "Commission Payment Date"); provided, however, that if the Funded Debt to EBITDA Ratio set forth in Section 6.21 is between 0.75 to 1.00 and 1.25 to
         1.00 for any fiscal quarter of the Borrower, or if the Borrower shall have failed to comply with any of the other financial covenants set forth in Sections 6.18, 6.19, 6.20 and 6.22, then in either case the commission due and owing to the Bank pursuant to this paragraph (a) on the next succeeding Commission Payment Date shall be 0.25% per annum.

                  (b) On or before the date of issuance of any additional amounts of Bonds after the Date of Issuance, the Borrower shall pay to the Bank a fee or commission on such additional amounts of Bonds, at the appropriate rate pursuant to paragraph (a) hereof, for the portion of the year remaining until the next succeeding Commission Payment Date.

                  (c) The Borrower shall pay to the Bank, upon transfer of the Letter of Credit in accordance with its terms, a transfer fee of $1,000.

                  (d) The Borrower shall pay to the Bank, upon each drawing under the Letter of Credit in accordance with its terms, a fee of $50 per drawing.

         3.5 Increased Costs Due to Change in Law. In the event of any change in any existing or future law, regulation, ruling or other interpretation having influence over the Bank which shall either: (a) impose, modify or make applicable any reserve, special deposit, capital requirement, assessment or similar requirement against the Letter of Credit; or (b) impose on the Bank any other condition regarding the Letter of Credit, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost (including a reasonable allocation of resources) or decrease the yield to the Bank of issuing or maintaining the Letter of Credit (which increase in cost shall be the result of the Bank's reasonable allocation of the aggregate of such cost increases or yield decreases resulting from such events), then, upon demand by the Bank, the Borrower shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost or decreased yield. A statement of charges submitted by the Bank shall be conclusive, absent manifest error, as to the amount owed.

         3.6 Computation. All payments of interest, commission and other charges under this Agreement shall be computed on the per annum basis of a year of 360 days and calculated for the actual number of days elapsed.

         3.7 Payment Procedure. All payments made by the Borrower under this Agreement shall be made to the Bank in lawful currency of the United States of America and in immediately available funds at the Bank's office in Charlotte, North Carolina before 12:00 Noon (Charlotte, North Carolina time) on the date when due, except for payments made pursuant to Section 3.2(a).

         3.8 Business Days. If the date for any payment hereunder falls on a day which is not a Business Day, then for all purposes of this Agreement the same shall be deemed to have fallen on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payments of interest or commission, as the case may be.

         3.9 Reimbursement of Expenses. The Borrower will pay all reasonable legal fees (computed without regard to any statutory presumption) incurred by the Bank in connection with the preparation, execution and delivery of this Agreement, the Letter of Credit, the Guaranty, any and all other agreements and transactions contemplated hereby and thereby and by the Bond Documents (including any amendments hereto or thereto or consents or waivers hereunder or thereunder) and will also pay all fees, charges or taxes for the recording or filing of the Guaranty. The Borrower will also pay for all reasonable out-of-pocket expenses of the Bank in connection with the administration of the Letter of Credit, this Agreement and the Guaranty. The Borrower will, upon request, promptly reimburse the Bank for all amounts expended, advanced or incurred by the Bank to collect or satisfy any obligation of the Borrower under this Agreement or the Guaranty, or to enforce the rights of the Bank under this Agreement or the Guaranty, which amounts will include, without limitation, all court costs, reasonable attorneys' fees, fees of auditors and accountants and investigation expenses incurred by the Bank in connection with any such matters.

         3.10 Extension of Expiration Date. The Bank hereby agrees that the Expiration Date shall automatically be extended for successive one-year terms effective on the Expiration Date and each anniversary date of the Expiration Date unless (i) the Bank shall have notified the Borrower and the Trustee in writing at least 120 days prior to the Expiration Date, as extended from time to time pursuant to this Section 3.10, that the Bank will not extend such applicable Expiration Date or (ii) the Letter of Credit is otherwise terminated in accordance with its terms.

         3.11 Obligations Absolute. The obligations of the Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

                  (a) any lack of validity or enforceability of the Letter of Credit, the Bonds, any of the other Bond Documents, the Guaranty or any other agreement or instrument related thereto;

                  (b) any amendment or waiver of or any consent to departure from the terms of the Letter of Credit, the Bonds, any of the other Bond Documents, the Guaranty or any other agreement or instrument related thereto;

                  (c) the existence of any claim, setoff, defense or other right which either the Borrower or the Issuer may have at any time against the Trustee, any beneficiary or any transferee of the Letter of Credit (or any Person for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the Guaranty, the Letter of Credit, the Bond Documents, the Project or any unrelated transaction;

                  (d) any statement, draft or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever; or

                  (e) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement.

                                   ARTICLE IV

                                    SECURITY

         4.1 Security. As security for the full and timely payment and performance by the Borrower of its respective obligations hereunder, the Borrower shall on the date hereof deliver to the Bank the Guaranty.

         4.2 Insurance Required. The Borrower will keep the Project continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations including, without limiting the generality of any other covenants contained herein or in the Bond Documents or the Guaranty:

                  (a) general comprehensive liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Project Site (such coverage to include provisions waiving subrogation against the Bank) in amounts not less than $1,000,000 with respect to bodily injury to any one person, $1,000,000 with respect to bodily injury to two or more persons in any one accident and $1,000,000 with respect to property damage resulting from any one occurrence;

                  (b) liability insurance with respect to the operation of its facilities under the workers' compensation laws of the State of Mississippi;

                  (c) business interruption insurance with respect to a material interruption in the operation of its facilities; and

                  (d) if at any time the Project Site is in an area that has been identified by the Secretary of Housing and Urban Development as having special flood and mud slide hazards, the Borrower shall purchase and maintain a flood insurance policy satisfactory to the Bank.

provided, however, that the insurance so required may be provided by blanket policies now or hereafter maintained by the Borrower.

         4.3      General Requirements Applicable to Insurance.

                  (a) Each insurance policy obtained in satisfaction of the requirements of Section 4.2 hereof:

                            (i) shall be by such insurer (or insurers) as shall
                  be financially responsible, qualified to do business in the State, and of recognized standing;

                           (ii) shall be in such form and have such  provisions
                  (including, without limitation, the loss payable clause, the waiver of subrogation clause, if any, the deductible amount, if any, and the standard mortgagee endorsement clause), as are generally considered standard provisions for the type of insurance involved and are acceptable in all respects to the Bank;

                          (iii) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least 30 days prior written notice to the Bank; and

                           (iv) shall provide that losses  thereunder,  prior to
                  the occurrence of an Event of Default (or event which, with notice or lapse of time or both would constitute an Event of Default) hereunder shall be adjusted with the insurer by the Borrower at its expense on behalf of the insured parties and the decision of the Borrower as to any adjustment shall be final and conclusive; and

                  (b) Prior to expiration of any such policy, the Borrower shall furnish the Bank with evidence satisfactory to the Bank that the policy or certificate has been renewed or replaced or is no longer required by this Agreement.

         4.4 Advances by Bank. In the event the Borrower shall fail to maintain, or cause to be maintained, (i) the full insurance coverage required pursuant to
Section 4.3 or (ii) the Project Site in good repair and good operating condition, the Bank may (but shall be under no obligation to), after 10 days' written notice to the Borrower and the Issuer and the failure of the Borrower to obtain the required insurance or to commence (and complete with due diligence) the making of the required repairs, renewals and replacements, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and the Borrower agrees to reimburse the Bank to the extent of the amounts so advanced with interest thereon at a rate per annum equal to the Prime Rate plus two (2) percentage points, or the maximum rate permitted by law, whichever is lower, from the date of advance to the date of reimbursement. Any amounts so advanced by the Bank shall become an additional obligation of the Borrower secured by the Guaranty.

         4.5 Application of Net Proceeds of Insurance. The Net Proceeds of the insurance carried pursuant to the provisions of Sections 4.2(a), 4.2(b) and 4.2(c) hereof shall be applied by the Borrower toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid.


         4.6 Requisitions from the Project Fund; Covenants Relating to Construction.

                  (a) Use of Proceeds. The funds contained in the Project Fund (as defined in the Indenture) shall be subject to disbursement to the Borrower pursuant to the terms of the Indenture to (i) pay the cost of issuance of the Bonds, and (ii) to pay for the cost of the Project.

                   (b)   Construction   of  the  Project.   The  Borrower  shall
         diligently pursue and complete or cause the completion in good workmanlike fashion of the acquisition, construction and installation of the Project.

                  (c) Inspector. The Borrower will permit the Bank and its representatives, including, without limitation, the Person appointed by the Bank as its representative relating to the construction of the Project (the "Inspector"), to enter upon any of the Project Site, to inspect the Project and all materials to be used in the construction thereof, and to examine all detailed plans and drawings which are or may be kept at the site, and will cooperate and cause the contractors of the Borrower to cooperate, with the Bank and the Inspector in connection with any such inspections. The Borrower shall have no right to rely on any inspection, or lack thereof, by the Bank or its Inspector. The Borrower agrees to pay all costs incurred by the Bank in connection with any such inspections.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         Until all the obligations of the Borrower hereunder to be performed and paid shall have been performed and paid in full, and for so long as the Letter of Credit shall be outstanding, the Borrower covenants and agrees that, unless the Bank consents otherwise in writing:

         5.1 Repayment of Obligations. The Borrower will promptly repay the payment obligations of the Borrower hereunder and under the Guaranty when due, according to the terms of this Agreement and the Guaranty.

         5.2 Performance Under Reimbursement Agreement and Guaranty. The Borrower and the Guarantors will, and the Borrower will cause each of its Subsidiaries to, perform all obligations required to be performed by each of them under the terms of this Agreement and the Guaranty and any other agreements now or hereafter existing or entered into between the Borrower, its Subsidiaries, the Guarantors and the Bank, or any of them, subject to any applicable notice and cure provisions contained therein.

         5.3 Financial and Business Information about the Borrower. The Borrower shall deliver to the Bank:

                  (a) As soon as practicable and in any event within 45 days after the close of each fiscal quarter of DTS, beginning with the close of the current fiscal quarter, (i) consolidated balance sheets and consolidated statements of income and cash flows of DTS and its Subsidiaries for or relating to the quarter then ended, all prepared in accordance with Generally Accepted Accounting Principles (subject to normal year-end adjustments and the absence of notes), applied on a Consistent Basis, and certified by the chief executive officer and chief financial officer of the Borrower or of DTS;

                  (b) As soon as practicable and in any event within 90 days after the close of each fiscal year of DTS, beginning with the close of the current fiscal year, an audited consolidated balance sheet of DTS and its Subsidiaries as of the close of such fiscal year (and unaudited consolidating balance sheets for DTS and its Subsidiaries) and audited consolidated statements of income and cash flows of DTS and its Subsidiaries for the fiscal year then ended (and unaudited consolidating statements of income and cash flows), prepared by an independent certified public accountant reasonably acceptable to the Bank in accordance with Generally Accepted Accounting Principles, applied on a Consistent Basis, and accompanied by a report thereon by such certified public accountants and, with respect to such audited financial statements, containing an opinion that is not qualified with respect to scope limitations imposed by Borrower or DTS, as to going concern or with respect to accounting principles followed by DTS not in accordance with Generally Accepted Accounting Principles;


                  (c) Concurrently with the delivery of the financial statements described in subsections (a) and (b) above, a certificate from the chief executive officer and chief financial officer, senior vice president-finance or corporate controller of DTS certifying to the Bank that to the best of their knowledge after review of this Agreement and appropriate inquiry, the Borrower and DTS have kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon the Borrower and DTS contained in this Agreement or the Guaranty, and that no Event of Default, or any event which with the giving of notice or lapse of time or both would constitute an Event of Default, has occurred or specifying any such Event of Default;

                  (d) Immediately upon issuance, each notice, financial report, proxy statement, or other communication rendered to its shareholders; and

                   (e) Upon the Bank's request, such other information about the financial condition, Business or operations of the Borrower or DTS and their Subsidiaries as the Bank may from time to time reasonably request.

         5.4 Notice of Certain Events. The Borrower shall promptly, after any senior financial officer of the Borrower learns or obtains knowledge of the occurrence thereof, give written notice to the Bank of:

                  (a) any litigation or proceeding brought against the Borrower, any of its Subsidiaries or a Guarantor (other than those previously disclosed) which may have a material adverse effect on the Borrower, its Subsidiaries and the Guarantors, taken as a whole, whether or not the claim is considered by the Borrower to be covered by insurance, and the Borrower shall, if requested by the Bank, set up such reserves as the Bank reasonably determines are necessary to protect the Bank against loss;

                  (b) any written notice of a violation received by the Borrower, any of its Subsidiaries or a Guarantor from any governmental regulatory body or law enforcement authority which, if such violation were established, might have a material and adverse effect on the business of the Borrower, its Subsidiaries and the Guarantors, taken as a whole or the ability of the Borrower to fulfill its obligations hereunder;

                  (c) any labor controversy that has resulted in a strike or other work action materially affecting the Borrower, any of its Subsidiaries or a Guarantor;

                  (d) any attachment, judgment, lien, levy or order (other than Permitted Liens) in an amount exceeding $2,000,000 that may be placed on or assessed against or threatened against the Borrower, any of its Subsidiaries or a Guarantor, which is not satisfied and as to which all appeal periods have expired;

                  (e) any other matter that has resulted in a material adverse effect on the Borrower, its Subsidiaries and the Guarantors, taken as a whole;


                  (f) any breach or violation of or noncompliance with any covenant or condition of this Agreement or any Event of Default hereunder.

         5.5 Corporate Existence. The Borrower will, and will cause each of its Subsidiaries to, maintain and preserve its corporate existence and all rights, privileges and franchises now enjoyed, except where failure to do so will not have a material adverse effect on the Borrower, its Subsidiaries and the Guarantors, taken as a whole.

         5.6 Payment of Indebtedness; Performance of Other Obligations. The Borrower and the Guarantors will, and the Borrower will cause each of its Subsidiaries to, pay all material Indebtedness before such indebtedness shall become past due, all taxes, assessments and other governmental charges that may be levied or assessed upon it or the Project Site when due and all other material obligations in accordance with customary trade practices, and comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Project, the Project Site or any part thereof or to the operation of its business; provided, however, that the Borrower, a Guarantor or any Subsidiary may in good faith by appropriate proceedings and with due diligence contest any such indebtedness, taxes, assessments, governmental charges, acts, rules, regulations, orders and directions that do not in the Bank's reasonable judgment materially and adversely affect the Borrower's ability to fulfill its obligations under Article III hereof, and if requested by the Bank, shall establish reserves reasonably satisfactory to the Bank. The Borrower and the Guarantors will, and the Borrower will cause each of its Subsidiaries to, observe and remain in compliance with all laws, ordinances, governmental rules and regulations to which it is subject and obtain all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or the conduct of its business, and observe and perform all covenants and conditions of all agreements and instruments to which it is a party, except where failure to do so will not have a material adverse effect on the Borrower, its Subsidiaries and the Guarantors, taken as a whole.

         5.7 Payment of Trade Accounts Payable, Etc. The Borrower will, and will cause each of its Subsidiaries to, pay all of its trade accounts that are payable or accrued as of the date thereof (except for trade accounts that are by their terms payable on a date later than 90 days after the date thereof and trade accounts that the Borrower or one of its Subsidiaries disputes in good faith by appropriate proceedings and with due diligence) within 90 days after the date thereof, except where failure to do so will not have a material adverse effect on the Borrower, its Subsidiaries and the Guarantors, taken as a whole.

         5.8 Maintenance of Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain and pay for insurance upon the Project Site in accordance with Sections 4.3 and 4.4 of this Agreement, including builder's risk insurance if applicable, wherever located, covering casualty, hazard, public liability, product liability, and such other risks and in such amounts and with such insurance companies as shall be reasonably satisfactory to the Bank, and such amounts shall not be less than the amounts required pursuant to Section 4.3; and the Borrower will deliver certified copies of such insurance policies to the Bank.

         5.9 Maintenance of Books and Records; Inspection. The Borrower and the Guarantors will, and the Borrower will cause each of its Subsidiaries to, maintain adequate books, accounts and records, and prepare all financial information required under this Agreement in accordance with Generally Accepted Accounting Principles (subject, in the case of unaudited interim statements, to normal year-end adjustments and the absence of notes) and in material compliance with the regulations of any governmental regulatory body having jurisdiction over it, and permit employees or agents of the Bank at any reasonable time to inspect the properties of the Borrower, its Subsidiaries and the Guarantors, and to examine or audit the books, accounts and records of the Borrower, its Subsidiaries and the Guarantors and make copies and memoranda of them, and to discuss the affairs, finances and accounts of the Borrower, its Subsidiaries and the Guarantors with its officers, employees and independent public accountants and attorneys (and by this provision the Borrower, its Subsidiaries and the Guarantors authorize said accountants to discuss the finances and affairs of the Borrower, its Subsidiaries and the Guarantors), all at such reasonable times and as often as may be reasonably requested, but in any event at least twice during each fiscal year of the Borrower.

         5.10 Comply with ERISA. Except where noncompliance will not have a material adverse effect on the Borrower, its Subsidiaries and the Guarantors taken as a whole, the Borrower will, and will cause each of its Subsidiaries to, at all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any employee benefit plan; not withdraw from participation in, permit the termination or partial termination of, or permit the occurrence of any other event with respect to any employee benefit plan that could result in liability to the Pension Benefit Guaranty Corporation; notify the Bank as soon as practicable of any "reportable event" (as defined in Section 4043(b) of ERISA) and of any additional act or condition arising in connection with any employee benefit plan which the Borrower or any of its Subsidiaries believe might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer such plan; and furnish to the Bank upon the Bank's request, such additional information about any employee benefit plan as may be reasonably requested. Neither the Borrower nor any of its Subsidiaries or the Guarantors will permit the occurrence of any "prohibited transaction" (as defined in ERISA).

         5.11 Consolidated Omnibus Budget Reconciliation Act. Each of the employee benefit plans of the Borrower and its Subsidiaries shall at all times satisfy the requirements set forth in Section 4980B of the Internal Revenue Code of 1986, as amended, and all regulations from time to time promulgated thereunder, and such other provisions of the Internal Revenue Code that replace or complement such Section, except where failure to do so will not have a material adverse effect on the Borrower, its Subsidiaries and the Guarantors, taken as a whole.

         5.12 Maintenance of Properties; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, conduct its business in an orderly, efficient and customary manner, keep its properties used in the operations of its business in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of its properties (except to the extent that any of such properties is obsolete or is being replaced) so that the efficiency of such property shall be fully maintained and preserved. The Borrower and its Subsidiaries shall file or cause to be filed in a timely manner all material reports, applications, estimates and licenses that shall be required by any governmental authority and which, if not timely filed, would have a material and adverse effect on the Borrower and its Subsidiaries, taken as a whole.

         5.13 Provision of Information about the Project. Upon request by the Bank, and to the extent then available, the Borrower will furnish to the Bank in form satisfactory to the Bank, (i) a copy of the construction contract with the general contractor who shall construct the Project (as defined in the Loan Agreement); (ii) an architect's or engineer's certification that all work has been done and materials installed in compliance with plans and specifications;
(iii) a complete set of plans and specifications of the Project, which plans and specifications are to be in full compliance with all building codes and local ordinances; and (iv) proof as to payment of construction bills, lien waivers, inspection reports, statements showing itemization of present and prospective expenditures, a statement of items due and unpaid, and, if applicable, a list of items necessary for completion of the Project.

         5.14 Taxes and Liens. The Borrower will, and will cause each of its Subsidiaries to, promptly pay or cause to be paid all material taxes, assessments or other governmental charges which may lawfully be levied or assessed upon its income or profits or upon any of its property, real, personal or mixed, and also any lawful claims for labor, material and supplies which, if unpaid, might become a lien or charge against any such property, the failure to pay any of which taxes or claims would have a material adverse effect on the Borrower, and its Subsidiaries taken as a whole; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or cause to be paid any such tax, assessment, charge, levy or claim so long as the validity thereof shall be actively contested in good faith by proper proceedings and, if requested by the Bank, reserves with respect thereto acceptable to the Borrower's independent certified public accountants shall be established and maintained; but provided further that any such tax, assessment, charge, levy or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same unless a surety bond satisfactory to the Bank is obtained and delivered to the Bank.

         5.15 Observe all Laws. The Borrower will conform to and duly observe all laws, regulations and other valid requirements of any regulatory authority with respect to the conduct of its business, except where failure to do so will not have a material adverse effect on the Borrower, its Subsidiaries and the Guarantors, taken as a whole.

         5.16 Redemption of Bonds. The Borrower will redeem the Bonds in accordance with Section 701(a) of the Indenture and pursuant to the following schedule:

        Date of Redemption
    (June 1 of the year listed)                 Principal Amount Redeemed
    ---------------------------                 -------------------------
               2006                                       250,000
               2007                                       250,000
               2008                                       500,000
               2009                                       500,000
               2010                                     1,000,000
               2011                                     1,000,000
               2012                                     1,250,000
               2013                                     1,500,000
               2014                                     1,750,000
               2015                                     2,000,000
               2016                                     2,500,000
               2017                                     3,000,000
               2018                                     3,500,000


         5.17 Year 2000. The Borrower has taken appropriate action necessary to assure that the Borrower's and its Subsidiaries' material computer based systems are able to operate, and effectively process data including dates, on and after January 1, 2000. At the request of the Bank, the Borrower will provide the Bank with assurances acceptable to the Bank of the Borrower's year 2000 compatibility.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         Until all the obligations of the Borrower hereunder to be performed and paid shall have been performed and paid in full, and for so long as the Letter of Credit shall be outstanding, the Borrower covenants and agrees that, unless the Bank consents otherwise in writing, the Borrower and the Guarantors will not, and the Borrower will not permit any Subsidiary to, either directly or indirectly:

         6.1 Merger and Dissolution; Sale of Assets. Without the prior written consent of the Bank, which consent will not be withheld or delayed unreasonably become a party to any merger or consolidation, or agree to or effect any asset acquisition or disposition or stock acquisition or disposition (other than the acquisition or disposition of assets in the ordinary course of business for fair consideration and consistent with past practices) except (i) the merger or consolidation of one or more of the Subsidiaries of DTS with and into DTS, (ii) the merger or consolidation of two or more Subsidiaries of DTS, or (iii) the merger or consolidation of a Subsidiary of DTS into a target corporation, or the merger or consolidation of a target corporation into a Subsidiary of DTS, in either case where substantially all of the consideration given by DTS in the transaction consists of 10% or less of the stock of DTS, determined by value, and where the surviving entity is a Guarantor.

         6.2 Acquisitions. Without the prior written consent of the Bank, which consent will not be withheld or delayed unreasonably, acquire the business or all or a substantial portion of the assets of any Person, whether by purchase of stock, assets or otherwise, provided that the Borrower, the Guarantors and the Subsidiaries, taken as a whole, may make acquisitions the aggregate consideration for which does not exceed $75,000,000.

         6.3 Indebtedness. Create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Bank arising under this Agreement, the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement);

                  (b) current liabilities of the Borrower, a Subsidiary or any Guarantor incurred in the ordinary course of business but not incurred through
(i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                  (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss.5.6;

                  (d) Indebtedness in respect of judgments or awards not in excess of $2,000,000.00 in the aggregate that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower, Subsidiary or Guarantor (as applicable) shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (f)      intercompany Indebtedness;

                  (g) Indebtedness incurred for the construction of a new distribution and office center for the Borrower, its Subsidiaries or a Guarantor, the terms of which Indebtedness are approved by the Bank in its discretion, which approval shall not be unreasonably withheld;

                  (h) Indebtedness existing on the date of this Agreement and listed and described on Schedule 6.3 hereto.

         6.4 Liens and Encumbrances. Create, assume or suffer to exist any lien, deed of trust, mortgage, encumbrance or security interest (including the interest of a conditional seller of goods) securing a charge or obligation, on or of any of its property, real or personal, whether now owned or hereafter acquired, including without limitation any raw materials inventory or work in process, except for Permitted Liens.

         6.5 Transactions With Related Persons.  Except as described in Schedule
6.5 hereof or otherwise permitted hereunder, make any loan or advance to, purchase, assume or guarantee any note to or from, or enter into any transaction with, any of its officers, directors, shareholders or Affiliates, or any member of the immediate family of any of its officers, directors, shareholders or Affiliates, or subcontract any operations to any Affiliate, except (i) pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to the Bank and are no less favorable to it than would obtain in a comparable arm's length transaction with a Person not an Affiliate of the Borrower or such Subsidiary, as the case may be, or (ii) transactions aggregating less than $200,000 in any twelve-month period.

         6.6 Restrictions on Dividends, etc. Declare or pay any dividends, other than dividends payable solely in its own stock or Permitted Dividends, upon any of its stock, or purchase, redeem, retire, or otherwise acquire, directly or indirectly, any shares of its stock, or make any distribution of cash, property or assets among the holders of shares of its stock, or make any material change in its capital structure; provided, however, that any Subsidiary may declare and pay dividends to the Borrower.

         6.7 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by the Borrower of any asset that has been sold or transferred by the Borrower to such Person.

         6.8 New Business. Without the written consent of the Bank, engage in any business other than a retail or wholesale business engaged in the sale of merchandise or a business reasonably related thereto.

         6.9 Subsidiaries or Partnerships. Create any new Subsidiary or transfer any assets to a Subsidiary, other than a Subsidiary which is a Guarantor, or become a partner or joint venturer in any partnership or joint venture.

         6.10 Hazardous Wastes. Permit, in violation of any federal, state or local laws, regulations or orders, any hazardous or toxic wastes, contaminants, oil, radioactive or other materials the removal of which is required or the maintenance of which is restricted, prohibited or penalized by any federal, state or local agency, authority or governmental unit to be brought on to any real property owned by the Borrower or any Subsidiary, or if so brought or found located thereon, shall be immediately removed, with proper disposal, and all required environmental cleanup procedures shall be diligently undertaken pursuant to all such laws, ordinances and regulations.

         6.11 Fiscal Year. Change its fiscal year from a December 31 year end without furnishing prior written notice thereof to, and first obtaining the consent of, the Bank, which consent shall not be unreasonably withheld or delayed.

         6.12 Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth as of the last day of any fiscal year, beginning with the fiscal year ending December 31, 1998, to be less than the sum of (i) the Consolidated Tangible Net Worth as of the immediately preceding fiscal year end, plus (ii) the greater of (A) $20,000,000 or (B) sixty-five percent (65%) of the Consolidated Net Income (or Deficit) for the fiscal year in which the determination of the Borrower's compliance with this Section is then being made.

         6.13 Capital Expenditures. Permit Consolidated Capital Expenditures (exclusive of costs relating (i) to the Project and any future office or distribution center, and (ii) to the acquisition of an operating business or businesses for which the portion of the consideration representing Consolidated Capital Expenditures does not exceed $25,000,000 in the aggregate under this clause (ii)) to exceed the following amounts for the following periods:

                                             Maximum Amount
           Period                        of Capital Expenditures
           ------                        -----------------------
      Fiscal Year 1998                         $35,000,000
      Fiscal Year 1999                         $40,000,000
      Fiscal Year 2000                         $50,000,000
      Fiscal Year 2001                         $50,000,000
      Fiscal Year 2002                         $55,000,000


         6.14 Current Ratio. Permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than the following amounts for the following periods:


                                                  Minimum
                Period                         Current Ratio
                ------                         -------------
            Date of Issuance                    1.45 : 1.00
            Through Fiscal Year 1999
            Thereafter                          1.50 : 1.00



         6.15 Funded Debt to EBITDA Ratio. Permit the ratio of Consolidated Funded Debt to Consolidated EBITDA, measured quarterly in arrears on a rolling four (4)-quarter basis, to be greater than 1.50 to 1.00.

         6.16 Operating Cash Flow to Debt Service Ratio. Permit the ratio of Consolidated Operating Cash Flow to Debt Service (excluding, for purposes of this determination, Consolidated Capital Expenditures relating (i) to the Project and (ii) to the acquisition of an operating business or businesses for which the portion of the consideration representing Consolidated Capital Expenditures does not exceed $25,000,000 in the aggregate under this clause
(ii)),  measured  quarterly on a rolling four (4)-quarter basis, to be less than
1.85 to 1.00.


                                   ARTICLE VII

                   CONDITIONS TO ISSUANCE OF LETTER OF CREDIT

         7.1 Conditions to Issuance. The obligation of the Bank to issue the Letter of Credit shall be subject to the Bank's receipt of the following, in form satisfactory to the Bank:

                  (a)  two executed counterparts of this Agreement;

                  (b) executed counterparts of each of the Bond Documents (except for the Note and the Bonds, as to which a specimen copy may be furnished) and the Guaranty;

                  (c) evidence of compliance with the insurance requirements contained herein (upon which there shall be affixed appropriate long form loss payable clauses);

                  (d) opinions dated the Date of Issuance addressed to, and in form and substance acceptable to, the Bank from the Issuer's counsel and Bond Counsel, as to such matters as the Bank may require;

                  (e) an opinion of counsel for the Borrower and the Guarantors dated the Date of Issuance addressed to the Bank, and substantially in the form attached hereto as Exhibit C, or otherwise in form and substance acceptable to, the Bank;

                  (f) (i) a copy of the Articles of Incorporation of the Borrower, certified as of a date no earlier than 60 days prior to the Date of Issuance by the Secretary of the Commonwealth of the Commonwealth of Virginia; and (ii) a certificate dated no earlier than 60 days prior to the Date of Issuance of the Secretary of the Commonwealth of the Commonwealth of Virginia as to the good standing of the Borrower;

                  (g) a certificate from the secretary or an assistant secretary of each of the Borrower and the Guarantors certifying to and attaching copies of its bylaws and resolutions of its board of directors authorizing and approving the transactions contemplated by this Agreement and the Guaranty, and as to the incumbency of each of its officers executing any of such documents;

                  (h) an opinion from Watkins Ludlam Winter & Stennis, P.A., Bond Counsel, or a letter in substantially the form of Exhibit D hereto consenting to the Bank's reliance on certain opinions delivered by such counsel in form and substance satisfactory to the Bank and its counsel;

                  (i)  copies  of  all   governmental   approvals   required  in
         connection with this transaction, including resolution of the Issuer authorizing the issuance of the Bonds;

                  (j) evidence of payment to the Bank of the initial annual letter of credit commission pursuant to Section 3.4(a) of this Agreement;

                  (k)      an executed counterpart of the Commitment Letter; and

                  (l) such other documents, instruments and certifications as the Bank may require.

         7.2  Additional  Conditions  Precedent  to  Issuance  of the  Letter of
Credit. The obligation of the Bank to issue the Letter of Credit shall be subject to the following further conditions precedent:

                  (a) On the date of issuance the following statements shall be true and the Bank shall have received a certificate signed by an authorized officer of the Borrower, dated the date of issuance, stating that:

                            (i) The representations and warranties  contained in
                  Article II of this Agreement, Section 2.2 of the Loan Agreement, and in the Guaranty are true and correct on and as of the date of issuance of the Letter of Credit as though made on and as of such date; and

                           (ii) No event has  occurred or would  result from the
                  issuance of the Letter of Credit, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

                  (b) There shall have been no introduction of or change in, or in the interpretation of, any law or regulation that would make it unlawful or unduly burdensome for the Bank to issue the Letter of Credit, no outbreak or escalation of hostilities or other calamity or crisis affecting the Bank, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by United States or North Carolina banking authorities, and no establishment of any new restrictions on transactions in securities or on banks materially affecting the free market for securities or the extension of credit by banks.

         7.3 Conditions Precedent to Each Tender Advance. Each payment made by the Bank under the Letter of Credit pursuant to a Tender Draft shall constitute a Tender Advance hereunder only if on the date of such payment the following statements shall be true:

                  (a) The representations and warranties contained in Article II of this Agreement, Section 2.2 of the Loan Agreement, and in the Guaranty are true and correct on and as of the date of such Tender Advance as though made on and as of such date; and

                  (b) No event has occurred or would result from such Tender Advance, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

Unless the Borrower shall have previously advised the Bank in writing or the Bank has actual knowledge that one or more of the above statements is no longer true, the Borrower shall be deemed to have represented and warranted, on the date of payment by the Bank under the Letter of Credit pursuant to a Tender Draft, that on the date of such payment the above statements are true and correct.


                                  ARTICLE VIII

                                     DEFAULT

         8.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement, whereupon all obligations of the Borrower hereunder, whether then owing or contingently owing, will, at the option of the Bank or its successors or assigns, immediately become due and payable by the Borrower without presentation, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Borrower will pay the reasonable attorneys' fees incurred by the Bank, or its successors or assigns, in connection with such Event of Default:

                  (a) Failure of the Borrower to pay when due (i) any payment of principal, interest, commission, charge or expense referred to in
         Article III hereof, except for amounts owed by the Borrower pursuant to a Tender Advance under Section 3.3 and (ii) any payment of principal or interest referred to in Section 3.3 hereof, and such failure shall continue for a period of five (5) days after notice of such failure is given by the Bank to the Borrower; or

                  (b) The occurrence of an "event of default" or an "Event of Default" under any of the Guaranty or any of the Bond Documents or the Credit Agreement or any documents executed in connection therewith; or

                  (c) The Borrower or any Subsidiary defaults in the payment of principal or interest on any other material Indebtedness (other than the indebtedness to the Bank arising hereunder) beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term or conditions contained in any agreement under which any such material obligation is created, if the effect of such default is to cause, or permit the holder or holders of such material obligation to cause such obligation to become due prior to its stated maturity; or

                  (d) Any material representation, warranty, certification or statement made by the Borrower herein, or in any writing furnished by or on behalf of the Borrower or any Subsidiary in connection with the loan by the Issuer under the Loan Agreement or pursuant to this Agreement, or in the Guaranty shall have been false, misleading or incomplete in any material respect on the date as of which made; or

                  (e) The Borrower or any Subsidiary defaults in the performance or observance of any agreement, covenant, term or condition binding on it contained herein or in the Guaranty and such default shall not have been remedied within ten (10) days (or any shorter period set forth in such agreement or document) after the earlier of: (i) the Borrower having knowledge thereof or (ii) written notice having been received by it from the Bank; or

                  (f) With respect to the Borrower or any Subsidiary, (i) the commencement of its liquidation or dissolution or the suspension of its business or the entry of an order or decree approving or requiring the same, (ii) the filing by it of a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Reform Act of 1978, as amended (the "Bankruptcy Code"), or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action by it indicating its consent to, approval of, or acquiescence in any such petition or proceeding, (iii) the application by it for (or the consent or acquiescence to) the appointment of a receiver or a trustee or an assignment for the benefit of creditors, or (iv) its inability or admission in writing of its inability to pay its debts as they mature; or

                  (g) With respect to the Borrower or any Subsidiary, (i) the filing of an involuntary petition against it in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code or under any other insolvency act or law, state or federal, now or hereafter existing, or the involuntary appointment of a receiver or trustee for it or for all or a substantial part of its property, and the continuance of any of such action for thirty (30) days undismissed or undischarged, or (ii) the issuance of an order for attachment, execution or similar process against any substantial part of its property and the continuance of any such order for sixty (60) days undismissed or undischarged; or

                  (h) The entry of an order in any proceedings against the Borrower decreeing the dissolution or split-up of the Borrower; or

                  (i) The entry of a final judgment against the Borrower or any Subsidiary, which with other outstanding final judgments against the Borrower and its Subsidiaries exceeds an aggregate of $2,000,000, if within thirty (30) days after entry thereof such judgment shall not have been discharged or execution thereof stayed pending appeal; or

                  (j) The dissolution or termination of the existence of the Borrower or any Guarantor, except as permitted hereunder; or

                  (k) The Guaranty shall for any reason cease to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm such Guarantor's obligations under the Guaranty;

then upon the occurrence of an Event of Default and at any time thereafter, the Bank may (A) pursuant to Section 902 of the Indenture, advise the Trustee that an Event of Default has occurred and instruct the Trustee to declare the principal of all Bonds then outstanding and interest thereon to be immediately due and payable, and (B) proceed hereunder, and under the Guaranty and, to the extent therein provided, under the Bond Documents, in such order as it may elect, and exercise all other rights and remedies available to it at law; and the Bank shall have no obligation to proceed against any Person, to exhaust any other remedy or remedies which it may have, or to resort to any other or particular security, whether held by or available to the Bank.

         8.2 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the Guaranty, or now or hereafter existing at law or in equity.


                                   ARTICLE IX

                                  PLEDGED BONDS

         9.1 The Pledge. The Borrower hereby pledges, assigns, hypothecates, transfers, and delivers to the Bank all its right, title and interest to, and hereby grants to the Bank a first lien on, and security interest in, all right, title and interest of the Borrower in and to the following (hereinafter collectively called the "Pledged Bond Collateral"):

                   (i) all Bonds delivered by the owners thereof to the Tender Agent (as defined in the Indenture) or Remarketing Agent (as defined in the Indenture) and purchased on behalf of the Borrower with proceeds of drawings under the Letter of Credit (the "Pledged Bonds");

                  (ii) all income, earnings, profits, interest, premium or other payments in whatever form in respect of the Pledged Bonds; and

                 (iii) all proceeds (cash and non-cash) arising out of the sale, exchange, collection, enforcement or other disposition of all or any portion of the Pledged Bonds.

The Pledged Bond Collateral shall serve as security for the payment and performance when due of all obligations of the Borrower hereunder. The Borrower shall deliver, or cause to be delivered, the Pledged Bonds to the Bank or to a pledge agent designated by the Bank immediately upon receipt thereof or, in the case of Pledged Bonds held under a book-entry system administered by The Depository Trust Company ("DTC"), New York, New York (or any other clearing corporation), the Borrower shall cause the Pledged Bonds to be reflected on the records of DTC (or such other clearing corporation) as a position held by the Bank (or a pledge agent acceptable to the Bank) as a DTC participant (or a participant in such other clearing corporation) and the Bank (or its pledge agent) shall reflect on its records that the Pledged Bonds are owned beneficially by the Borrower subject to the pledge in favor of the Bank.

         9.2 Remedies Upon Default. If any Event of Default shall have occurred and be continuing, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Borrower or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Bond Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Bond Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Pledged Bond Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby expressly waived or released. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Pledged Bond Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the obligations of the Borrower hereunder in such order as the Bank may elect, the Borrower remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Bank of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need the Bank account for the surplus, if any, to the Borrower. The Borrower agrees that the Bank need not give more than ten days notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Borrower if it has signed after an Event of Default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to the Bank in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the obligations of the Borrower hereunder, the Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State at that time.

         9.3 Valid Perfected First Lien. The Borrower covenants that the pledge, assignment and delivery of the Pledged Bond Collateral hereunder will create a valid, perfected, first priority security interest in all right, title or interest of the Borrower in or to such Pledged Bond Collateral, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Borrower which would include the Pledged Bond Collateral. The Borrower covenants and agrees that it will defend the Bank's right, title and security interest in and to the Pledged Bond Collateral and the proceeds thereof against the claims and demands of all persons whomsoever.

         9.4  Release of Pledged Bonds. The Pledged Bonds shall not be released:

                  (a) in connection with Pledged Bonds purchased with the proceeds of a Tender Draft, (i) until the Bank shall have been reimbursed in full for any drawings under the Letter of Credit in order to purchase Pledged Bonds, and (ii) until the amount available to be drawn under the Letter of Credit shall have been reinstated in an amount equal to the principal amount (and related interest) of the Pledged Bonds to be so released. If the Borrower, or the Remarketing Agent or the Tender Agent on behalf of the Borrower, reimburses the Bank for any such Tender Advances and such payment is accompanied by a certificate completed and signed by the Trustee in substantially the form of Annex G to the Letter of Credit, the Bank or its Agent may release from the lien of this Pledge Agreement and deliver to the Borrower (or its order) or the Remarketing Agent (if such reimbursement is made by the Remarketing Agent or Tender Agent on behalf of the Borrower or if such Bonds are to be remarketed) Pledged Bonds in a principal amount equal to the amount of such reimbursement; and

                  (b) in connection with Pledged Bonds that are purchased with the proceeds of a Conversion Draft, until the Bank is reimbursed in full pursuant to Section 3.2 of the Reimbursement Agreement with respect to the drawing under the Letter of Credit in connection with the presentation of such Conversion Draft. Upon such reimbursement, there may be released from the lien of this Pledge Agreement and delivered to the Borrower (or its order) Pledged Bonds in a principal amount equal to the amount of such reimbursement.

         With respect to a Tender Draft, the Bank will instruct the Agent not to release Pledged Bonds until the Agent receives notice from the Bank that the Letter of Credit has been reinstated in the principal amount of the Pledged Bonds to be released.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1     Indemnification.

                  (a) The Borrower hereby indemnifies and holds the Bank harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Bank may incur in its role as issuer of the Letter of Credit hereunder: (i) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit, or (ii) by reason of or in connection with the execution, delivery or performance of any of the Bond Documents or the Guaranty or any transaction contemplated by any thereof; provided, however, that the Borrower shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of the Bank. In addition, if the Borrower has generated, stored, or disposed of any hazardous substances on the Project Site, the Borrower agrees to indemnify the Bank against any liability, cost and expense, including reasonable attorneys' fees, arising out of or resulting from any such generation, storage, disposal or location. Anything herein to the contrary notwithstanding, nothing in this Section 10.1 is intended or shall be construed to limit the Borrower's reimbursement obligation contained in Article III hereof. Without prejudice to the survival of any other obligation of the Borrower, the indemnities and obligations of the Borrower contained in this Section 10.1 shall survive the payment in full of amounts payable pursuant to Article III and the Termination Date.

                  (b) The Borrower shall pay, indemnify, defend and hold harmless the Bank, from and against any and all claims, demands, suits, actions, investigations, proceedings and damages, and all reasonable attorney's fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and whether or not suit is brought), at any time asserted against, imposed upon or incurred by any of them in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any property or operations of Borrower or any of its Subsidiaries including, without limitation, the Project Site. No action taken by legal counsel chosen by the Bank in defending against any such Environmental Claim shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless the Bank. In no event shall any site visit, observation, or testing by the Bank be a representation that Hazardous Substances are or are not present in, on, or under the site, or that there has been or shall be compliance with any Environmental Laws. Neither the Borrower nor any other party is entitled to rely on any site visit, observation, or testing by the Bank. The Bank owes no duty of care to protect the Borrower or any other Person against, or to inform, the Borrower or any other Person of, any adverse condition affecting any site or property. The Bank has no authority to direct the response of the Borrower or any other Person with regard to conditions that might reasonably give rise to an Environmental Claim.

         10.2 Transfer of Letter of Credit. The Letter of Credit may be transferred and assigned in accordance with its terms.

         10.3     Reduction of Letter of Credit.

                  (a) The Letter of Credit is subject to reduction pursuant to its terms.

                  (b) If the amount available to be drawn under the Letter of Credit shall be permanently reduced in accordance with the terms thereof, then the Bank shall have the right to require the Trustee to surrender the Letter of Credit to the Bank and to issue on such date, in substitution for such outstanding Letter of Credit, a substitute irrevocable letter of credit, substantially in the form of the Letter of Credit but with such changes therein as shall be appropriate to give effect to such reduction, dated such date, for the amount to which the amount available to be drawn under the Letter of Credit shall have been reduced.

         10.4 Liability of the Bank. The Borrower, to the extent permitted by applicable law, assumes all risks of the acts or omissions of the Trustee and any beneficiary or transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers, directors, employees, agents or consultants shall be liable or responsible for:

                  (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee or any beneficiary or transferee in connection therewith;

                  (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (c) payment by the Bank against presentation of documents which do not comply on their face with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or

                  (d) any other circumstances whatsoever in any way related to the making or failure to make payment under the Letter of Credit;

In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to comply with the terms of the Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary. Anything in this Section 10.4 to the contrary notwithstanding, the Bank shall be liable to the Borrower for direct, as opposed to consequential, damages if the Borrower proves those damages were caused by the willful misconduct or gross negligence of the Bank.

         10.5 Successors and Assigns. This Agreement shall be binding upon the Borrower, its successors and assigns and all rights against the Borrower arising under this Agreement shall be for the sole benefit of the Bank, its successors and assigns, all of whom shall be entitled to enforce performance and observance of this Agreement to the same extent as if they were parties hereto.

         10.6 Notices. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when hand delivered or mailed first class, certified or registered mail, postage prepaid, addressed as follows or to such other address as the parties hereto shall have been notified pursuant to this Section 10.6:

         The Bank:                  First Union National Bank
                                    One First Union Center
                                    301 South College Street
                                    Charlotte, North Carolina  28288
                                    Attention:  Hal A. Telimen

         The Borrower
         or DTS:                    Dollar Tree Distribution, Inc.
                                    c/o Dollar Tree Stores, Inc.
                                    500 Volvo Parkway
                                    Chesapeake, Virginia  23320
                                    Attention:  Corporate Controller

         with a copy to:            Hofheimer, Nusbaum, P.C.
                                    1700 Dominion Tower
                                    999 Waterside Drive
                                    Norfolk, VA 23510-3320
                                    Attention:  W.A. Old, Jr., Esq.

except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed, in which event said notice, request or demand shall be effective only upon receipt by the addressee.

         10.7 Amendment. This Agreement may be amended, modified or discharged only upon an agreement in writing of the Borrower and the Bank.

         10.8 Effect of Delay and Waivers. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy now or hereafter existing at law or in equity or by statute, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Agreement should be breached by any party and thereafter waived by the other party so empowered to act, such waiver shall be limited to the particular breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Agreement.

         10.9 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.10 Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections contained in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement, or any part thereof.

         10.11 Payment of Expenses. The Borrower shall be liable for the payment of all fees and expenses, including reasonable attorneys' fees (computed without regard to any statutory presumption), incurred in connection with the preparation, execution, performance and enforcement of this Agreement and the Guaranty, the modification hereof or thereof, and the exercise of any rights and remedies of the Bank hereunder or thereunder. The obligations of the Borrower contained in this Section 10.11 shall survive the payment in full of amounts payable pursuant to Article III and the Termination Date.

         10.12    (Reserved).

         10.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina. The Borrower hereby acknowledges that the Letter of Credit shall be governed by and construed in accordance with Uniform Customs and Practice for Documentary Credits (1993 revisions), International Chamber of Commerce Publication No. 500.

         10.14 References. The words "herein", "hereof", "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection.

         10.15 Taxes, Etc. Any taxes (excluding income taxes) payable or ruled payable by federal or state authority in respect of the Letter of Credit, this Agreement or the Guaranty shall be paid by the Borrower upon demand by the Bank, together with interest and penalties, if any.

         10.16 Consent to  Jurisdiction.  AS PART OF THE  CONSIDERATION  FOR NEW
VALUE THIS DAY RECEIVED, THE BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY PROCEEDING TO WHICH THE BANK OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BANK OR THE BORROWER. THE BORROWER

IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. ALL SERVICE OF PROCESS WILL BE MADE IN ACCORDANCE WITH APPLICABLE LAW. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         10.17    Arbitration; Remedies.

                  (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any document executed in connection herewith ("Disputes") between or among parties hereto or thereto shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transaction contemplated by this Agreement. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 53 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted.

                  (b) Notwithstanding the foregoing, the Borrower and Bank agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. The Borrower and the Bank shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under the Guaranty or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding. Preservation of these remedies does not limit the power of any arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         The Borrower and the Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

         10.18 Indirect Means. Any act which the Borrower is prohibited from doing shall not be done indirectly through a Subsidiary or by any other indirect means.

         IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be executed in their respective names and their respective seals to be hereunto affixed and attested by their duly authorized representatives, all as of the date first above written.


                                  THE BORROWER:

                                    DOLLAR TREE DISTRIBUTION, INC.



                                    By:     /s/ H. Ray Compton
                                            ----------------------------
ATTEST:                             Title:  Executive Vice President

Frederick C. Coble
-----------------------
Assistant Secretary

(CORPORATE SEAL)

                                    THE BANK:

                                    FIRST UNION NATIONAL BANK



                                    By:     /s/ Eileen McCrickard
                                            ---------------------------------
                                    Title:  Vice President

                                     As to Sections 2.3, 2.10, 5.2, 5.3, 5.4,
                                     5.6, 5.9 and 5.10 and Articles II and VI only:

                                     DOLLAR TREE STORES, INC.



                                     By:    /s/ H. Ray Compton
                                            ----------------------------
                                     Title: Executive Vice President

                                    As to Sections 5.2, 5.4, 5.6, 5.9, 5.10 and
                                    Articles II and VI only:

                                    DOLLAR TREE MANAGEMENT, INC.



                                    By:     /s/ H. Ray Compton
                                            -------------------------------
                                    Title:  Executive Vice President